UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Avenue, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant

On November 14, 2013, Anton & Chia, LLP (“Anton & Chia”) resigned as the independent registered public accounting firm of CannaVEST Corp. (the “Company”).

The reports of Anton & Chia regarding the Company’s financial statements for the interim periods ended March 31, 2013, June 30, 2013 and September 30, 2013, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Anton & Chia did not report on the financial statements for the fiscal years ended December 31, 2012 or December 31, 2011. During the interim periods ended March 31, 2013, June 30, 2013 and September 30, 2013, and during the period from September 30, 2013 through November 14, 2013, the date of resignation, there were no disagreements with Anton & Chia on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Anton & Chia would have caused it to make reference to such disagreement in its reports.

The Company provided Anton & Chia with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Anton & Chia furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by us in response to Item 304(a) of Regulation S-K. and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated November 19, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company has not yet approved the engagement of a new independent registered public accounting firm.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibit No.	Description

16.1	Letter from Anton & Chia, LLP to the Securities and Exchange Commission, dated November 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013

CANNAVEST CORP.

By: /s/ Michael Mona, Jr.

Michael Mona, Jr.

President and Chief Executive Officer

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